EXHIBIT 99.1

[GRAPHIC OMITTED]

NEWS RELEASE
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                                                 CONTACT:      Hugh Aiken
                                                               Kevin McDermed
                                                               913 367 2121
                                                               NYSE: FDY


                     ATCHISON CASTING CORPORATION ANNOUNCES
                       4TH QUARTER AND FISCAL 2001 RESULTS
                       AND PLANNED SALE OF TWO OPERATIONS


     Atchison,   Kansas  -  October  3,  2001  -  Atchison  Casting  Corporation
(NYSE:FDY) today announced results for the quarter and fiscal year ended June 30, 2001.

     Fourth quarter net sales decreased 8.7% to $106.2 million from $116.4 million in the comparable period last year. The net loss for the quarter, excluding non-recurring items, was $4.1 million, or $0.53 per share. The net loss in the fourth quarter of the prior year, excluding non-recurring items, was $3.4 million, or $0.45 per share. During the fourth quarter of fiscal 2001, Atchison recorded asset impairment charges of $18.1 million relating to the Company's planned closure of Empire Steel and planned sale of Jahn Foundry and Los Angeles Die Casting. Based on the Company's current income tax position, no income tax benefits were recorded in connection with these asset impairment charges. Included in the prior year results were asset impairment charges of $16.4 million ($11.3 million, net of tax), relating to the Company's Claremont, PrimeCast, Pennsylvania Steel and Empire Steel subsidiaries. Including these items, the net loss for the fourth quarter of fiscal 2001 was $28.0 million, or $3.64 per share, compared to a net loss of $14.7 million, or $1.92 per share, for the fourth quarter of fiscal 2000.

     Fiscal 2001 net sales were $428.2 million compared to $461.1 million in fiscal 2000. Excluding the items mentioned above and non-recurring business interruption property insurance gains relating to an insurance claim following from the industrial accident on February 25, 1999 at the Company's subsidiary, Jahn Foundry Corp., the Company recorded a net loss of $19.6 million, or $2.55 per share. The net loss for fiscal 2000, excluding the items mentioned above and a $7.8 million deferred income tax benefit relating to the Company's tax treatment of certain flood insurance proceeds received in 1995 and 1996, was $8.2 million, or $1.07 per share. Including these items, the net loss for fiscal 2001 was $37.0 million, or $4.81 per share, compared to a net loss of $11.7 million, or $1.53 per share, for fiscal 2000.

     As previously announced, the Company decided to close Empire Steel. As a result, the Company recorded an impairment charge of $1.6 million in the fourth quarter of fiscal 2001. "We are consolidating Empire's operations into other Atchison facilities, and expect to have Empire closed by November 30, 2001," said Tom Armstrong, Chief Operating Officer - North America.

     The Company is negotiating the sale of Los Angeles Die Casting and Jahn Foundry. These transactions, if consummated, are expected to close in November 2001. As a result, the Company recorded, in the fourth quarter of fiscal 2001, impairment chares of $2.6 million and $13.9 million at Los Angeles Die Casting and Jahn Foundry, respectively.

     "Despite the difficulties of the past two fiscal years, Atchison Casting has maintained or increased its market share and maintained a high level of customer service, with the result that backlog has recently recovered and several plants are operating profitably," said Hugh Aiken, CEO. "If we can generate the working capital necessary to deliver the current backlog in an efficient manner, ACC can return to profitability. We are doing our best to make this happen," he added.

     Regarding the markets for Atchison's products, Aiken stated, "Demand is currently strongest for castings used in electric power generation equipment of all types, including oil, gas coal, nuclear and hydroelectric plants. The market for oil field and coal mining equipment has been strengthening as well. Mass transit equipment demand is good. Rail markets are weak, along with mining and farming equipment. Unfortunately, sales of rolling mill equipment to the steel industry, which is ACC's single largest market, are in a severe recession."

     ACC produces iron, steel and non-ferrous castings for a wide variety of equipment, capital goods and consumer markets.

     This press release contains forward-looking statements that involve risks and uncertainties. Such statements include the Company's expectations as to future performance. Among the factors that could cause actual results to differ materially from the forward looking statements are the following: costs of closing foundries, success in selling Jahn Foundry and Los Angeles Die Casting, the impact that terrorist activities on and after September 11, 2001 may have on the markets served by the Company, business conditions and the state of the general economy, particularly the capital goods industry, the strength of the U.S. dollar, British pound sterling and the Euro, interest rates, the Company's ability to renegotiate or refinance its lending arrangements, utility rates, the availability of labor, the successful conclusion of union contract negotiations, the results of any litigation arising out of the accident at Jahn Foundry, results of any litigation or regulatory proceedings arising from the accounting irregularities at the Pennsylvania Foundry Group, the competitive environment in the casting industry and changes in laws and regulations that govern the Company's business, particularly environmental regulations.

                  ATCHISON CASTING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In Thousands)


                                                  Three Months Ended                    Year Ended
                                                       June 30,                          June 30,
                                                  2001                2000         2001                2000
                                                 (unaudited)                     (unaudited)
                                                -----------------   ------------ ------------   -------------


NET SALES                                          $   106,209    $   116,355    $   428,150    $   461,137
COST OF GOODS SOLD                                      98,438        107,474        400,289        419,299
                                                   -----------    -----------    -----------    -----------
GROSS PROFIT                                             7,771          8,881         27,861         41,838

OPERATING EXPENSES:
  Selling, general and administrative                   10,244         11,705         44,172         44,526
  Impairment charges                                    18,139         16,414         18,139         16,414
  Amortization of intangibles                              (58)           (48)          (255)          (408)
  Other (income) expense, net                             --               75        (10,920)          (606)
                                                   -----------    -----------    -----------    -----------
     Total operating expenses                           28,325         28,146         51,136         59,926
                                                   -----------    -----------    -----------    -----------
OPERATING INCOME                                       (20,554)       (19,265)       (23,275)       (18,088)
INTEREST EXPENSE                                         2,797          2,496         11,329          9,452
MINORITY INTEREST IN NET INCOME                           (187)           (42)           (57)            66
  OF SUBSIDIARIES
                                                     -----------    -----------    -----------    -----------
LOSS BEFORE INCOME TAXES AND                           (23,164)       (21,719)       (34,547)       (27,606)
  CUMULATIVE EFFECT OF A CHANGE IN
  ACCOUNTING PRINCIPLE
INCOME TAX (BENEFIT)                                     4,807         (7,031)         1,892        (15,927)
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
  OF A CHANGE IN ACCOUNTING PRINCIPLE                  (27,971)       (14,688)       (36,439)       (11,679)
                                                   -----------    -----------    -----------    -----------

CUMULATIVE EFFECT ON PRIOR YEARS (TO JUNE 30,
  2000) OF A CHANGE IN ACCOUNTING FOR DERIVATIVE
  FINANCIAL INSTRUMENTS, NET OF $364 TAX BENEFIT                                        (546)

                                                   -----------    -----------    -----------    -----------
NET INCOME LOSS                                    ($   27,971)   ($   14,688)   ($   36,985)   ($   11,679)
                                                   ===========    ===========    ===========    ===========

INCOME (LOSS) PER SHARE - BASIC:

  INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF A
    CHANGE IN ACCOUNTING PRINCIPLE                 ($     3.64)   ($     1.92)   ($     4.74)   ($     1.53)

  CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
     FOR DERIVATIVE FINANCIAL INSTRUMENTS                                              (0.07)

                                                   -----------    -----------    -----------    -----------
  NET INCOME (LOSS)                                ($     3.64)   ($     1.92)   ($     4.81)   ($     1.53)
                                                   ===========    ===========    ===========    ===========

INCOME (LOSS) PER SHARE - DILUTED:

  INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF A
    CHANGE IN ACCOUNTING PRINCIPLE                 ($     3.64)   ($     1.92)   ($     4.74)   ($     1.53)

  CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
     FOR DERIVATIVE FINANCIAL INSTRUMENTS                                              (0.07)

                                                   -----------    -----------    -----------    -----------
  NET INCOME (LOSS)                                ($     3.64)   ($     1.92)   ($     4.81)   ($     1.53)
                                                   ===========    ===========    ===========    ===========

WEIGHTED AVERAGE NUMBER OF
  SHARES USED IN CALCULATION:
    BASIC                                            7,689,347      7,661,674      7,685,339      7,648,616
                                                   ===========    ===========    ===========    ===========

    DILUTED                                          7,689,347      7,661,674      7,685,339      7,648,616
                                                   ===========    ===========    ===========    ===========